Exhibit 99.1

SCWORX CORP.

Consolidated Financial Statements

December 31, 2018 and 2017

With Report of Independent Registered Public Accounting Firm

SCWorx Corp.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of SCWorx Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SCWorx Corp. (the "Company") as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’/members’ deficit and cash flows for each of the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Adoption of ASC 606

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition in the year ended December 31, 2018 due to the adoption of ASC 606, Revenue from Contracts with Customers.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2018.

East Brunswick, NJ

May 22, 2019

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SCWorx Corp.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$76,459	$15,159
Accounts receivable	520,692	347,492
Interest receivable	121,350	—
Convertible notes receivable, at fair value	837,317	—
Investment in warrants, at fair value	67,000	—
Total current assets	1,622,818	362,651

Due from shareholder/member	1,409,284	862,168
TOTAL ASSETS	$3,032,102	$1,224,819

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$855,759	$543,894
Deferred revenue	816,714	946,539
Total current liabilities	1,672,473	1,490,433

Due to shareholder/member	1,591,491	835,645
TOTAL LIABILITIES	3,263,964	2,326,078

Commitments and contingencies (Note 7)

Shareholders’/members’ deficit:
Members’ deficit	—	(1,101,259)
Common Stock, authorized shares of 25,000 with $0.01 par value, 14,225 shares issued and outstanding	142	—
Additional paid-in capital	1,249,969	—
Accumulated deficit	(1,481,973)	—
TOTAL SHAREHOLDERS’/MEMBERS’ DEFICIT	(231,862)	(1,101,259)
TOTAL LIABILITIES AND SHAREHOLDERS’/MEMBERS’ DEFICIT	$3,032,102	$1,224,819

The accompanying notes are an integral part of these consolidated financial statements.

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SCWorx Corp.

Consolidated Statements of Operations

	Year Ended December 31,	Year Ended December 31,
	2018	2017
Revenue	$3,421,937	$2,514,073
Cost of revenue	(2,914,321)	(2,350,955)
Gross margin	507,616	163,118

Operating expenses:
General and administrative	658,795	460,216
Loss from operations	(151,179)	(297,098)

Other income (expense):
Interest expense	(220,091)	(132,098)
Interest income	169,611	—
Loss on fair value of convertible notes receivable	(112,944)	—
Loss on fair value of warrant asset	(66,000)	—
Other expense, net	(229,424)	(132,098)
Net loss	$(380,603)	$(429,196)

The accompanying notes are an integral part of these consolidated financial statements.

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SCWorx Corp.

Consolidated Statements of CHANGES IN SHAREHOLDERS’ / MEMBERS’ Deficit

	Members’	Members’	Common Stock		Additional Paid-in	Accumulated	Total Shareholders’/ Members’
	Units	Deficit	Shares	Amount	Capital	Deficit	Deficit
Balance—December 31, 2016	17,500	$(672,063)	—	$—	$—	$—	$(672,063)
Net loss	—	(429,196)	—	—	—	—	(429,196)
Balance—December 31, 2017	17,500	(1,101,259)	—	—	—	—	(1,101,259)
Conversion From LLC to Corporation	(17,500)	1,101,259	17,500	175	—	(1,101,434)	—
Cancelled shares due to issuance of common stock	—	—	(6,510)	(65)	—	65	—
Shares issued to vendor	—	—	110	1	—	(1)	—
Issuance of Common Stock	—	—	3,125	31	1,249,969	—	1,250,000
Net loss	—	—	—	—	—	(380,603)	(380,603)
Balance—December 31, 2018	—	$—	14,225	$142	$1,249,969	$(1,481,973)	$(231,862)

The accompanying notes are an integral part of these consolidated financial statements.

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SCWorx Corp.

Consolidated Statements of Cash Flows

	Year Ended December 31,	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(380,603)	$(429,196)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on fair value of convertible notes receivable - non-cash	112,944	—
Amortization of note discount - non cash interest	(48,261)	—
Loss on fair value of warrant asset - non-cash	66,000	—
Changes in current assets and liabilities:
Accounts receivable	(173,200)	(214,333)
Accounts payable and accrued liabilities	311,865	233,574
Deferred revenue	(129,825)	745,714
Net cash (used in) provided by operating activities	(241,080)	335,759

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances to shareholder	(1,668,266)	(2,000,597)
Collection of amounts due from shareholder	1,121,150	1,376,179
Purchase of convertible notes receivable from Alliance MMA, Inc.	(1,035,000)	—
Interest receivable	(121,350)	—
Net cash used in investing activities	(1,703,466)	(624,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to shareholder	1,213,846	434,400
Repayment of amounts due to shareholder	(458,000)	(133,755)
Proceeds from issuance of common stock	1,250,000	—
Net cash provided by financing activities	2,005,846	300,645

NET INCREASE IN CASH	61,300	11,986

CASH — BEGINNING OF YEAR	15,159	3,173
CASH — END OF YEAR	$76,459	$15,159

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Warrants issued in conjunction with the $1.25 million of convertible notes receivable	$133,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

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SCWorx Corp.

Notes to consolidated Financial Statements

Note 1. Description of Business

Nature of Business

SCWorx, LLC (n/k/a SCW FL Corp.) (the “Company” or SCWorx”) was a privately held limited liability company which was organized in Florida on November 17, 2016. On December 31, 2017, SCWorx acquired its wholly owned subsidiary, Primrose Solutions, LLC, (“Primrose”), a Delaware limited liability company focused on developing functionality within SCWorx software. The majority shareholders of Primrose were shareholders of SCWorx LLC and based upon Staff Accounting Bulletin (“SAB”) Topic 5G, the technology acquired has been accounted for at predecessor cost of $0. To facilitate the planned acquisition by Alliance MMA, Inc, on June 27, 2018, SCWorx, LLC, merged with and into a newly formed SCWorx Acquisition Corp., a Delaware corporation, with SCWorx Acquisition Corp. being the surviving entity. Subsequently, on August 17, 2018, SCWorx Acquisition Corp. changed its name to SCWorx Corp. On November 30, 2018 the Company and certain shareholders agreed to cancel 6,510 common shares and the Company issued 3,125 shares of common stock to new third-party investors for $1.25 million in cash. In addition, on February 1, 2019, SCWorx Corp. (f/k/a SCWorx Acquisition Corp.) changed its name to SCW FL Corp.

Acquisition of the Company and Related Transactions

In June 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with Alliance MMA, Inc. (“Alliance”), as amended December 18, 2018, under which the Company agreed to purchase up to $1.25 million in principal amount of convertible notes and warrants to purchase up to 1,128,356 [59,387 shares reflective of one for nineteen stock split] shares of Alliance common stock. The initial $750,000 tranche of the notes was convertible into shares of Alliance common stock at an initial conversion price of $0.3725 [$7.0775 post-split] and the related 503,356 [26,492 post-split] warrants have an exercise price of $0.3725 [$7.0775 post-split]. The conversion price on the $750,000 convertible note was reduced to $0.215 [$4.085 post-split] per share in January 2019. The remaining $500,000 tranche of the notes is convertible into shares of Alliance common stock at a conversion price of $0.20 [$3.80 post-split] and the related 625,000 [32,895 post-split] warrants have an exercise price of $0.30 [$5.70 post-split]. All of these notes (an aggregate of $1.25 million in principal amount) converted automatically into Alliance common stock upon the closing of the Company’s acquisition on February 1, 2019 and were distributed to certain of the Company’s common shareholders. See Note 9 – Subsequent Events.

Pursuant to the SPA, between June 29, 2018 and October 16, 2018, Alliance sold the Company convertible notes in the aggregate principal amount of $750,000 and warrants to purchase 503,356 [26,492 post-split] shares of Alliance common stock, for an aggregate purchase price of $750,000. Each of the notes bears interest at 10% annually and have a one year term. The warrants have an exercise price of $0.3725, [$7.0775 post-split] a term of five years and were vested upon grant. As noted above, these notes automatically converted into Alliance common stock upon the closing of the Company’s acquisition on February 1, 2019.

On August 20, 2018, the Company entered into a Stock Exchange Agreement with Alliance, as amended December 18, 2018 (“SEA”). Under the SEA, the Company’s shareholders agreed to sell all of the issued and outstanding common stock of the Company, in exchange for which Alliance agreed to issue at the closing (i) 100,000,000 shares of Alliance common stock to the Company’s stockholders and (ii) that number of shares of Series A Preferred Stock having a face value equal to the amount of all indebtedness owing as of the Closing Date (including accrued but unpaid interest) (approximately $2,1 million) (“Series A Preferred Units”) to a shareholder of the Company in satisfaction of such indebtedness . The Series A Preferred Units are comprised of approximately 210,000 shares of Alliance Series A preferred stock of which 190,000 have been issued and 20,000 remain issuable. The aggregate 210,000 Series A preferred stock are convertible into 10,500,000 [552,632] shares of Alliance common stock at a conversion price of $0.20 per share, subject to adjustment, and warrants to purchase 5,250,000 [276,316] shares of common stock, with an exercise price of $0.30 per share, subject to adjustment. Upon consummation of the transaction on February 1, 2019, the Company became wholly owned by Alliance.

Pursuant to the SPA, between November 16, 2018 and December 31, 2018, the Company purchased additional Alliance convertible notes in the aggregate principal amount of $275,000 and warrants to purchase 356,250 [18,750 post-split] shares of Alliance common stock, for an aggregate purchase price of $275,000. Each of the Notes bears interest at 10% annually and matures one year form the issue date. These warrants have an exercise price of $0.30 [$5.70 post-split], a term of five years and were vested upon grant. This brings the total amount funded by the Company to $1,035,000 as of December 31, 2018. These notes automatically converted into Alliance common stock upon the closing of the Company’s acquisition on February 1, 2019. See Note 9 – Subsequent Events.

In anticipation of the acquisition of the Company, Alliance filed an original listing application with the Nasdaq Capital Market to list the common stock of the combined company. On February 1, 2019, the Nasdaq approved the listing of Alliance’s common stock (on a combined basis with the Company), with the result being that the newly combined company’s common stock is now newly listed on the Nasdaq Capital Market.

On February 1, 2019, Alliance MMA completed the acquisition of SCWorx, changed its name to SCWorx Corp., changed its ticker symbol to “WORX”, and effected a one-for-nineteen reverse stock split of its common stock [bracketed amounts represent post-split adjusted shares or per share amounts], which combined the 100,000,000 Alliance shares of common stock issued to the Company’s shareholders into 5,263,158 shares of common stock of the newly combined company.

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SCWorx Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Operations of the Business

SCWorx is a leading provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers and big data analytics for the healthcare industry.

SCWorx has developed and markets health information technology solutions and associated services that improve healthcare processes and information flow within hospitals. SCWorx’s software platform enables healthcare providers to simplify, repair, and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). SCWorx’s solutions are designed to quickly and accurately improve the flow of information between the existing supply chain ERP systems  , clinical systems, and patient billing functions. The software is designed to achieve multiple operational benefits such as supply chain cost reductions, decreased accounts receivables aging, accelerated and more accurate billing, contract optimization, increased supply chain management and cost visibility, synchronous Charge Description Master  and control of vendor rebates and contract administration fees.

SCWorx empowers healthcare providers to maintain comprehensive access and visibility to an advanced business intelligence that enables better decision-making and reductions in product costs and utilization, ultimately leading to accelerated and accurate patient billing. SCWorx’s software modules perform separate functions as follows:

•	Virtualized Item Master File repair, expansion and automation

•	Charge Description Master Management

•	Contract Management

•	Request for Proposal Automation

•	Rebate Management

•	Big Data Analytics Model

•	Data Integration and Warehousing

SCWorx continues to provide transformational data-driven solutions to some of the finest, most well-respected healthcare providers in the United States. Clients are geographically dispersed throughout the country. The Company’s focus is to assist healthcare providers with issues they have pertaining to data interoperability. SCWorx provides these solutions through a combination of direct sales and relationships with strategic partners.

SCWorx’s software solutions are delivered to clients within a fixed term period, typically a three-to-five-year contracted term, where such software is hosted in SCWorx data centers (Amazon Web Service’s “AWS” or RackSpace) and accessed by the client through a secure connection in a software as a service (“SaaS”) delivery method.

SCWorx currently sells its solutions and services in the United States to hospitals and health systems through its direct sales force and its distribution and reseller partnerships.

Note 2. Liquidity

The Company’s primary need for liquidity is to fund the working capital needs of the business and general corporate purposes. The Company has historically incurred losses and has relied on borrowings from members to fund the operations and growth of the business. As of December 31, 2018, the Company had cash of approximately $76,000, a working capital deficit of approximately $50,000, and an accumulated deficit of approximately $1,482,000.

During 2018, the Company began to gain traction with more hospitals and witnessed customer renewals of expiring agreements with existing customers. During the first quarter of 2019, the Company signed four contracts with new customers and plan to sign on average, a contract a month, with new customers during 2019. Management expects increases in revenue to provide sufficient cash flow to fund the operations for at least the one-year period following the release of these consolidated financial statements.

In 2018, the Company completed a common stock private place of $1.25 million in common stock of SCW Acquisition Corp. In the first quarter of 2019, the transactions related to the purchase of Alliance MMA resulted in an increase of cash of $5.4 million which along with increasing sales is expect to fund operations for at least the next 12 months; however, the Company will need to raise additional funding through strategic relationships, public or private equity or debt financings.  If such funding is not available or not available on terms acceptable to the Company, the Company’s current plans for expansion may be curtailed.

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SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Note 3. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of SCWorx Corp. (n/k/a SCW FL Corp.) and its wholly-owned subsidiary, Primrose Solutions, LLC, which was acquired on December 31, 2017. All significant intercompany balances and transactions are eliminated in consolidation.

On December 31, 2017, SCWorx, LLC acquired its wholly owned subsidiary, Primrose Solutions, LLC, (“Primrose”), a Delaware limited liability company focused on developing functionality within SCWorx Corp.’s software. The majority of shareholders of Primrose were shareholders of SCWorx Corp. and based upon SAB Topic 5G, the technology acquired has been accounted for at predecessor cost of $0. The accounting for a combination between entities under common control is governed by Accounting Standards Codification (ASC) 805-50, Related Issues. As a result, the commonly controlled entities are consolidated, with accounts being combined from the earliest period presented and intercompany balances and transactions eliminated. Additionally, the acquired assets and liabilities were recorded at carrying value.

In June 2018, SCWorx, LLC merged with and into SCWorx Acquisition Corp., a Delaware corporation, with the Delaware corporation being the surviving entity. Prior to entering into the SEA, SCWorx Acquisition Corp. changed its name to SCWorx Corp. On February 1, 2019, SCWorx Corp. changed its name to SCW FL Corp. to allow Alliance, the acquiring company, to change its name to SCWorx Corp. at the closing of the acquisition of SCWorx FL Corp.

Cash

Cash is maintained with various financial institutions. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

Fair Value of Financial Instruments

Management applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Management defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, management considers the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement: Level 1 - Quoted prices in active markets for identical assets or liabilities. Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3 - Inputs that are generally unobservable and typically reflect management's estimate of assumptions that market participants would use in pricing the asset or liability.

During the year ended December 31, 2018, the Company adopted ASC 825, Financial Instruments, in relation to its accounting for the convertible notes receivable and related investment in warrants.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable, due from shareholder, convertible notes receivable and warrants. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers. The Company performs ongoing internal credit evaluations of its customers’ financial condition, obtains deposits and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company believes that any concentration of credit risk in its due from shareholder and convertible notes receivable is substantially mitigated by the shareholder’s material interest in the Company, ability to sell off portions of the interest, if necessary, and the closing of the acquisition of SCWorx by Alliance.

For  the year ended December 31, 2018, the Company had 3 customers representing 20%, 16% and 12% of aggregate revenues. For the year ended December 31, 2017, the Company had 3 customers representing 21%, 18% and 12% of aggregate revenues. At December 31, 2018, the Company had 3 customers representing 39%, 21% and 13% of aggregate accounts receivable. At December 31, 2017, the Company had 1 customer representing 49% of aggregate accounts receivable.

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SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Allowance for Doubtful Accounts

The Company continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers' inability to make required payments. In determining the reserve, the Company evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer's ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from the Company's estimates. The Company deemed no allowance for doubtful accounts necessary as of December 31, 2018 and 2017.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) including its related subsequent amendments, (“Topic 606”) as of January 1, 2018 using the modified retrospective transition method applied to those contracts which were not completed as of January 1, 2018. There were no related adjustments to opening balances as of January 1, 2018. Under this transition method, the Company’s results in the consolidated statement of operations for the year ended December 31, 2018 are presented under Topic 606, while the comparative results for the year ended December 31, 2017 were not retrospectively adjusted. Results for the year ended December 31, 2017 were recognized in accordance with the Company’s revenue recognition policy then in effect under ASC Topic 605, Revenue Recognition (“Topic 605”).

The Company recognizes revenue in accordance with Topic 606 to depict the transfer of promised goods or services in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. To determine revenue recognition for arrangements within the scope of Topic 606 the Company performs the following steps:

•	Step 1: Identify the contract(s) with a customer
•	Step 2: Identify the performance obligations in the contract
•	Step 3: Determine the transaction price
•	Step 4: Allocate the transaction price to the performance obligations in the contract
•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company follows the accounting revenue guidance under Topic 606 to determine whether contracts contain more than one performance obligation. Performance obligations are the unit of accounting for revenue recognition and generally represent the distinct goods or services that are promised to the customer.

The Company derives its revenues from four sources:

1)	Data Normalization: which includes data preparation, product and vendor mapping, product categorization, data enrichment and other data related services,

2)	Software-as-a-service (“SaaS”): which is generated from clients’ access of and usage of the Company’s hosted software solutions on a subscription basis for a specified contract term, which is usually annually. In SaaS arrangements, the client cannot take possession of the software during the term of the contract and generally has the right to access and use the software and receive any software upgrades published during the subscription period.

3)	Maintenance: which includes ongoing data cleansing and normalization, content enrichment, and optimization, and

4)	Professional Services: mainly related to specific customer projects to manage and/or analyze data and review for cost reduction opportunities.

A contract will typically include Data Normalization, SaaS and Maintenance, which are distinct performance obligations and are accounted for separately. The transaction price is allocated to each separate performance obligation on a relative stand-alone selling price basis. Significant judgement is required to determine the standalone selling price for each distinct performance obligation and is typically estimated based on observable transactions when these services are sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when the performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the SaaS, and the customer is able to direct the use of, and obtain substantially all the remaining benefits from, the SaaS provided.

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SCWorx Corp.

Notes to consolidated Financial Statements (continued)

The Company’s SaaS and Maintenance contracts typically have termination for convenience without penalty clauses and accordingly, are generally accounted for as month-to-month agreements. If it is determined that the Company has not satisfied a performance obligation, revenue recognition will be deferred until the performance obligation is deemed to be satisfied.

Revenue recognition for the Company’s performance obligations are as follows:

Data Normalization and Professional Services

The Company’s Data Normalization and Professional Services are typically fixed fee. When these services are not combined with SaaS or Maintenance revenues as a single unit of accounting, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.

Software-as-a-Service and Maintenance

Software-as-a-service and maintenance revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers.

The Company does have some contracts that have payment terms that differ from the timing of revenue recognition which requires us to assess whether the transaction price for those contracts include a significant financing component. The Company has elected the practical expedient that permits an entity to not adjust for the effects of a significant financing component if it expects that at the contract inception, the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. The Company does not maintain contracts in which the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service exceeds the one-year threshold.

In periods prior to the adoption of ASC 606, the Company recognized revenues when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and the collectability of the resulting receivable is reasonably assured. Comparative information has not been restated and continues to be reported under the historical accounting standards in effect for 2017. The adoption of Topic 606 did not result in a cumulative effect adjustment to our opening retained earnings since there was no significant impact upon adoption of Topic 606. There was also no material impact to revenues, or any other financial statement line items for the year ended December 31, 2018 as a result of applying ASC 606.

The Company has one revenue stream, from the SaaS business, and has not presented any varying factors that affect the nature, timing and uncertainty of revenues and cash flows.

There were no revenues that were recognized from performance obligations that were partially satisfied prior to January 1, 2018.

Costs to Obtain and Fulfill a Contract

As documented above, the Company elected to adopt ASC 606 under the modified retrospective approach. In conjunction with the adoption of ASC 606 the Company has adopted ASC 340-40; therefore, the Company has determined that it is appropriate to apply the same adoption approach to ASC 340-40. As such, the Company has evaluated the impact of capitalized costs to obtain and fulfill a customer contract under ASC 340-40 for all contracts required to be reviewed in connection with ASC 606 to complete adoption required under the modified retrospective method. As such, the Company is only required to evaluate the impact of capitalized costs to obtain and fulfill for open contracts as of January 1, 2018 since the Company has chosen to elect the practical expedient under ASC 606 to exclude completed contracts when determining the cumulative effect adjustment.

The Company has determined that there is no cumulative effect adjustment as of January 1, 2018, since the Company did not have a commission plan in place during the period noted and therefore did not generate any costs to obtain a customer contract that required capitalization under ASC 340-40. The Company costs to fulfill a contract typically include costs related to satisfying performance obligations as well as general and administrative costs that are not explicitly chargeable to customer contracts. These expenses are recognized and expensed when incurred in accordance with ASC 340-40.

Cost of Revenue

Cost of revenues primarily represents data center hosting costs, consulting services and contractor compensation related costs that were incurred in delivering professional services and maintenance of the Company’s large data array during the periods presented.

Receivables and Contract Balances

Receivables arise when the Company has an unconditional right to receive payment under a contract with a customer and are derecognized when the cash is received. There are no such receivable balances as of December 31, 2018.

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SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Contract assets arise when the revenue associated prior to the Company’s unconditional right to receive a payment under a contract with a customer (i.e. unbilled revenue) and are derecognized when either it becomes a receivable or the cash is received. If any, contract assets are reported on the consolidated balance sheet. There are no contract assets as of December 31, 2018.

Contract liabilities arise when customers remit contractual cash payments in advance of the Company satisfying its performance obligations under the contract and are derecognized when the revenue associated with the contract is recognized which occurs when the performance obligation is satisfied. If any, contract liabilities are reported on the consolidated balance sheet. There are no contract liabilities as of December 31, 2018.

Deferred Revenue

Deferred revenue primarily consists of billings or customer payments received in advance of revenue recognition from contracts with customer agreements and is recognized as the revenue recognition criteria are met. The Company generally invoices customers in installments prior to delivery. The deferred revenue balance is influenced by several factors, including the compounding effects of renewals, invoice duration, invoice timing, dollar size, cash collections, and new business linearity within the quarter.

Advertising Costs

The Company expenses advertising costs as incurred. There were no advertising costs for the years ended December 31, 2018 and 2017.

Income Taxes

By virtue of a merger of the limited liability company into a corporation, the Company became a corporation during 2018.

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standard Codification (“ASC”) Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. For the year ended December 31, 2018, the Company has evaluated available evidence and concluded that the Company may not realize all the benefit of its deferred tax assets; therefore, a valuation allowance has been established for its deferred tax assets.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017, (“the Tax Act”) was enacted. The Tax Act significantly revised the U.S. corporate income tax regime by, including but not limited to, lowering the U.S. corporate income tax rate from 34% to 21% effective January 1, 2018, implementing a territorial tax system, imposing a one-time transition tax on previously untaxed accumulated earnings and profits of foreign subsidiaries, and creating new taxes on foreign sourced earnings. As of December 31, 2018, we completed the accounting for tax effects of the Tax Act under ASC 740. There were no impacts to the reporting period ended December 31, 2017.

The income tax expense for the years ended December 31, 2018 was $3,150 and $0 for 2017, and are included in accounts payable and accrued liabilities on the consolidated balance sheet, and, in general and administrative expenses on the consolidated statement of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition of revenue, collectability of accounts receivable, valuation of convertible notes receivable and related warrants, and income taxes. Actual results could differ materially from those estimates.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

11

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Recently Adopted Accounting Pronouncements

In October 2016, the FASB issued ASU No. 2016-17, Consolidation: Interests Held through Related Parties That Are Under Common Control (“ASU 2016-17”). The amendments in this ASU change how a reporting entity that is the single decision maker of a variable interest entity should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that variable interest entity. The ASU became effective for fiscal years and interim periods within those years beginning after December 15, 2016. The Company adopted the provisions of ASU 2016-17 effective January 1, 2017. The adoption of ASU 2016-17 did not have a material impact on the consolidated financial statements.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. ASC 606 further requires new disclosures about contracts with customers, including the significant judgments a company has made when applying the guidance. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provide additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The Company adopted the provisions of ASU 606 effective January 1, 2018. The adoption of ASU did not have a material impact on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption of this standard is permitted. The Company adopted the provisions of ASU 2017-01 effective January 1, 2018. The adoption of ASU 2017-01 did not have a material impact on the consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash (“ASU 2016-18”).  ASU 2016-18 requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows.  As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The ASU requires changes in the Company’s restricted cash to be classified as either operating activities, investing activities or financing activities in the Consolidated Statement of Cash Flows, depending on the nature of the activities that gave rise to the restriction.  The new standard is effective for annual reporting periods beginning after December 15, 2017, (January 1, 2018 for the Company) including interim reporting periods within those annual reporting periods.  Early adoption in an interim period is permitted, but any adjustments must be reflected as of the beginning of the fiscal year that includes that interim period.  The Company adopted ASU 2016-18 effective January 1, 2018, and did not have a material impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Recognition and Measurement of Financial Assets. The amendments in this update modify the requirements related to the measurement of certain financial instruments in the statement of financial condition and results of operation. For equity investments (other than investments accounted for using the equity method), entities must measure such instruments at fair value with changes in fair value recognized in net income. Changes in fair value for available-for-sale equity securities will no longer be recognized through other comprehensive income. Reporting entities may continue to elect to measure equity investments which do not have a readily determinable fair value at cost with adjustments for impairment and observable changes in price. In addition, for a liability (other than a derivative liability) that an entity measures at fair value, any change in fair value related to the instrument-specific credit risk, that is the entity’s own-credit, should be presented separately in other comprehensive income and not as a component of net income. The amendments are effective on January 1, 2018, with early adoption permitted solely for the provisions pertaining to instrument-specific credit risk for liabilities measured at fair value. The amendments must be applied on a modified retrospective basis with a cumulative effect adjustment as of the beginning of the fiscal year of initial adoption. The Company adopted the provision of ASU 2016-01 effective January 1, 2018. No retrospective adjustment was required.

12

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is provided for lessees of capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842) Targeted Improvements (“ASU 2018-11”). ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. ASU 2018-11 also allows lessors to not separate non-lease components from the associated lease component if certain conditions are met. The Company adopted the provisions of ASU 2016-02 and ASU 2018-11 in the quarter which began January 1, 2019. Management believes that the adoption will result in the recognition of a right of use asset of approximately $53,000 and lease liability of approximately $53,000.

In October 2018, the FASB issued ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. We do not expect the standard to have a material impact on our consolidated financial statements.

In February 2018, the FASB issued new guidance (ASU 2018-02) to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts & Jobs Act. We will adopt the new standard effective January 1, 2019, and do not expect the standard to have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective in the first quarter of fiscal 2020, and earlier adoption is permitted. We do not expect the standard to have a material impact on our consolidated financial statements.

Note 4. Related Party Transactions

Due from Shareholder/Member

The Company’s founder and majority stockholder had provided cash advances on an unsecured and non-interest bearing basis, and also received distributions from the Company. Amounts owed to and due from the founder have been netted in the accompanying consolidated balance sheets. As of December 31, 2018 and 2017, the net balance due from the founder was $1,409,284 and $862,168, respectively. The balance did not carry a maturity date and there are no repayment terms. In January 2019, the founder surrendered 1,401 common shares to the Company in full satisfaction of the balance owed to the Company. See Note 9 - Subsequent Events.

Due to Shareholder/Member

In October 2016, the Company entered into an unsecured loan agreement with a minority shareholder for up to $1 million of borrowings for operating expenses. In November 2016 and January 2018, the Company entered into additional loan agreements to provide up to an additional $2 million of borrowings for which the Company has guaranteed payment from its subsidiary. The interest rate for the notes is 10% per annum and notes mature in January 2021. One of the notes bore interest at 10% for the first 90 days and was then adjusted to 18% per annum.

As of December 31, 2018 and 2017, the due to shareholder totaled $1,591,491 and $835,645, respectively.

The Company incurred interest expense of $218,991 and $132,098 for the years ended December 31, 2018 and 2017, respectively, which has been accrued and remains payable.

In December 2018, the shareholder agreed to settle the total amount of his debt (including accrued but unpaid interest ) approximately $2.1 million in exchange for that number of shares of Alliance Series A Preferred Stock and related warrants having an aggregate face value equal to the amount of debt (face amount of $2.1 million). See Note 9 - Subsequent Events.

In addition, this shareholder also provides office space to the Company at no cost. See Note 8 – Commitments and Contingencies.

13

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Note 5. Convertible Notes Receivable and Related Warrants

On June 28, 2018, the Company entered into the SPA with Alliance, under which the Company agreed to fund up to $1.0 million in principal in the form of convertible notes, with warrants to purchase up to 671,141 shares of Alliance common stock. The notes were convertible into shares of Alliance common stock at a conversion price of $0.3725 and bore interest at 10% annually. The warrants are exercisable for shares of Alliance common stock at an exercise price of $0.3725.

Under the SPA, the Company agreed to fund (i) $500,000 at the initial closing (ii) a second tranche of $250,000 upon the signing of a business combination agreement with Alliance and (ii) a third tranche of $250,000 upon mutual agreement of the Company and Alliance.

On December 18, 2018, the Company agreed to amend the SPA to increase the total amount of funding from $1.0 million to $1.25 million and reduce the conversion price of the final $500,000 funding of the aggregate $1,250,000 notes issuance to $0.20 per share. In addition, the warrant exercise price for the related warrants to purchase 625,000 shares was reduced to $0.30 per share.

Pursuant to the SPA, during 2018, the Company funded convertible notes in the principal amount of $1,035,000 and warrants to purchase an aggregate of 740,856 shares of Alliance common stock, for an aggregate purchase price of $1,035,000. The notes for $750,000 bear interest at 10% annually and mature on July 31, 2019. The warrant to acquire 503,356 of Alliance common shares has an exercise price of $0.3725, term of five years and was vested upon grant. The notes for $285,000 bear interest at 10% annually and mature on June 26, 2019. The warrants to acquire 237,500 of Alliance common shares has an exercise price of $0.30, term of five years and was vested upon grant. The remaining $215,000 was funded in January 2019. See Note 9 - Subsequent Events.

The Alliance acquisition closed on February 1, 2019 and the principal, commitment costs and accrued interest converted into 6,883,319 shares of the Alliance common stock. The SCWorx board of directors declared a dividend of the 6,883,319 shares of Alliance common stock to the SCWorx shareholders, two of whom waived their rights to the dividend, with the result being that the shares were distributed to the shareholders who participated in the 2018 stock offering of $1.25 million.

During the year ended December 31, 2018, the Company adopted ASC 825, Financial Instruments, in relation to its accounting for the convertible notes receivable and related investment in warrants.

Note 6. Fair value of financial instruments

FASB ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a framework for measuring the fair value of assets and liabilities according to a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that are derived from assumptions based on management’s estimate of assumptions that market participants would use in pricing the asset or liability based on the best information available under the circumstances.

14

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

The hierarchy is broken down into the following three levels, based on the reliability of inputs:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs for assets or liabilities that are derived from assumptions based on management’s estimate of assumptions that market participants would use in pricing the assets or liabilities.

Fair value is determined on a recurring basis based on appraisals by qualified licensed appraisers and is adjusted for management’s estimates of costs to sell and holding period discounts.

The following table presents information as of December 31, 2018 about significant unobservable inputs (Level 3) used in the valuation of assets measured at fair value on a recurring basis:

Financial Instrument	Fair Value	Valuation technique	Significant Unobservable inputs
Convertible notes receivable	$837,317	Monte Carlo Simulation	Probability of conversion and interest rates on comparable financial instruments

Investment in warrants	$67,000	Black-Scholes Option Pricing Model	Common Stock volatility and discount

The fair value of the convertible notes receivable (and related discount) at the date of issuance was determined using the Monte Carlo simulation, probability of conversion and comparable interest rates.

The assumptions used to measure the fair value of the convertible notes receivable as of original issuance date and, as of December 31, 2018 were as follows:

	Issuance Dates	December 31, 2018
Risk-Free Interest Rate	2.41%-2.47%	2.41%
Probability of conversion into equity	50%-90%	90%
Expected Volatility	91.95%	91.95%
Term	.09-.59 years	.09 year

The Company has recorded a warrant asset in relation to the contingent call option upon the occurrence of a “fundamental transaction”, as defined in the SEA.  The fair value of the warrant asset (and related discount) at the date of issuance was determined using the Black-Scholes option pricing model, which was deemed not to be materially different than the fair value as would have been determined using an open simulation model such as the Monte Carlo. The Black-Scholes model uses a combination of observable inputs (Level 2) and unobservable inputs (Level 3) in calculating fair value.

The assumptions used to measure the fair value of the warrants as of original issuance date and as of December 31, 2018 were as follows:

	Issuance Date	December 31, 2018
Risk-Free Interest Rate	2.47%	2.41%
Expected Dividend Yield	0%	0%
Expected Volatility	91.95%	91.95%
Term	5 years	5 years
Fair Market Value of Common Stock	$0.3275	$0.16

15

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

The balances and levels of the assets measured at fair value on a non-recurring basis at December 31, 2018 are presented in the following table:

	Quoted
	prices
	in active	Significant
	markets for	other	Significant
	identical	observable	unobservable
	assets	inputs	inputs
	(level 1)	(level 2)	(level 3)

Financial assets:

Convertible notes receivable	$-	$-	$837,317

Investment in warrants	-	-	67,000

Total	$-	$-	$904,317

A summary of the changes in the Company’s convertible notes receivable at fair value using significant observable inputs (Level 3) as of and for the year ended December 31, 2018 is as follows:

2018
Convertible notes receivable, beginning of year	$-
Notes issued (face value $1,035,000), at fair value	902,000
Amortization of note discount	48,261
Change in fair value	(112,944)
Investment in notes receivable, end of year	$837,317

The fair value of convertible notes receivable may differ significantly in the future from the carrying value as of December 31, 2018, accordingly, adjustments may be recorded to the consolidated statements of operations at that time.

A summary of the changes in the Company’s investment in warrants measured at fair value using significant observable inputs (Level 3) as of and for the year ended December 31, 2018 is as follows:

2018
Investment in warrants, beginning of year	$-
Warrants issued to the Company	133,000
Change in fair value	(66,000)
Investment in warrants, end of year	$67,000

The fair value of investment in warrants may differ significantly in the future from the carrying value as of December 31, 2018, accordingly, adjustments may be recorded to the consolidated statements of operations at that time.

The values of the warrant asset at issuance and as of December 31, 2018 were $133,000 and $67,000, respectively, resulting in a loss on change in fair value of $66,000 for 2018 which is disclosed in the consolidated statement of operations.

16

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Note 7. Income Taxes

By virtue of a merger of the limited liability company into a corporation, the Company became a corporation during 2018.

The components of net loss, before income taxes, for the year ended December 31, 2018 is as follows:

Year ended December 31,
2018
Domestic	$(377,453)
Foreign	—
Loss before income taxes	$(377,453)

The income tax expense for the year ended December 31, 2018 includes the following:

Years Ended December 31,
2018
Current income tax expense:
U.S. Federal	$—
U.S. State	3,150
Total current	3,150

Deferred:
U.S. Federal	—
U.S. State	—
Total deferred	—

Total expense from income taxes	$3,150

The income tax expense differs from those computed using the statutory federal tax rate of 21% and 34%, respectively, due to the following:

Years Ended December 31,
2018
Expected provision at statutory federal rate	$(79,265)
State tax-net of federal benefit	3,150
Change in valuation allowance	68,392
Conversion to C Corp	11,154
Other	(281)
$3,150

The effect of temporary differences that gave rise to significant portions of deferred tax assets as of December 31, 2018, is as follows:

Year Ended December 31,
2018
Deferred tax assets:
Net operating losses	$12,739
Deferred Revenue	4,251
Unrealized losses	40,573
Other	16,227
Gross deferred tax assets	73,790
Valuation allowance	(73,790)
Net deferred tax assets	$—

17

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

As of December 31, 2018, the Company has a federal net operating loss carry-forward of $56,416 available to offset future taxable income. The Company has state loss carry-forwards of $11,352. Future utilization of net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The federal net operating loss carryforwards can be carried forward indefinitely and state loss carryforwards begin to expire in 2039.

The valuation allowance as of December 31, 2018 was $73,790. The net change in valuation allowance for the year ended December 31, 2018 was an increase of $73,790. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2018.

The Company has no unrecognized tax benefits during 2018. By statute, all tax years are open to examination by the major taxing jurisdictions to which the Company is subject.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. As of December 31, 2018, we completed the accounting for tax effects of the Tax Act under ASC 740.

Note 8. Commitments and Contingencies

Operating Leases

The Company does not own any real property. The Company’s principal executive office was located at an office complex in Shrewsbury, New Jersey. The Company utilized space under lease by a Company managed by a significant shareholder. To date, the Company has not paid rent for this space and has no formal lease agreement. As of February 1, 2019 the Company’s principal executive office is in shared office space in New York City.

The Company had a small office in Tampa, Florida which was operated under a month-to-month lease agreement with a 30 day notice period. Rent expense for the years ended December 31, 2018 and 2017 was approximately $31,000 and $29,000, respectively. The lease expired in June 2018.

On December 30, 2018, the Company entered into a 15-month lease agreement for space in Greenwich, Connecticut. Expiring on March 29, 2020, the monthly rental payment for the space is $3,750. No expense was recognized during the year ended December 31, 2018. Total future minimum lease payments for this lease are $45,000 and $11,250 for the years ended December 31, 2019 and 2020, respectively.

Contingencies

Legal Proceedings

In the normal course of business or otherwise, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

In August 2018, the Company settled a dispute with a former employee for $260,000, which was recognized in general and administrative expense, and paid approximately $132,000 in 2018, with the remaining balance included in accounts payable and accrued liabilities on the consolidated balance sheet. The employee had sued the Company in Massachusetts Superior Court for compensation under an employment agreement.

On March 29, 2019 Network 1 Financial Securities Inc. (“Network One”) served a complaint against Alliance MMA.   Network One alleges that Alliance breached its obligation under its agreements with Alliance to indemnify  Network One for certain costs it incurred in connection with the defense and settlement of the class action litigation previously instituted against Alliance and Network One.  This class action litigation has since been resolved, as previously disclosed.  Network One has demanded approximately $135,000 in payment of alleged damages.  The Company does not believe that it owes the amount demanded and intends to vigorously defend against these claims.

On December 19, 2018, the Company’s former CEO, Robert L. Mazzeo, who resigned on May 25, 2018, served a complaint against Alliance MMA in the United States District Court for the Southern District of NY. Mazzeo alleges that he (i) was fraudulently induced to become the CEO of the Company and (ii) entered into an employment contract with the Company and that the Company breached said alleged contract. Mazzeo seeks damages in “excess of $500,000.” The Company believes that the lawsuit is frivolous and violative of Rule 11 of the Federal Rules of Civil Procedure. The Company filed an answer to the complaint on February 5, 2019, and in addition to mounting a vigorous defense, filed counter claims alleging breach of fiduciary duty.

18

SCWorx Corp.

Notes to consolidated Financial Statements (continued)

Note 9. Subsequent Events

Due from Shareholder Settlement Transaction

On January 29, 2019, the founder and majority shareholder of the Company surrendered 1,401 common shares of the Company in full satisfaction of the approximate $1.4 million owed to the Company by the shareholder.

Additional Borrowings Under $1,250,000 SPA

As of December 31, 2018, pursuant to the SPA, as amended, the Company had funded convertible notes to Alliance in the aggregate amount of $1,035,000. In January 2019, the Company provided Alliance $215,000 of additional borrowings under the $1,250,000 agreement. In connection with the closing of the Company’s acquisition by Alliance, the convertible notes were automatically converted by their terms into an aggregate 5,988,363 shares of common stock (315,177 post-split adjusted) which, along with the related warrants, were distributed in the form of a dividend to certain Company shareholders.

Sale of the Company to Alliance

On February 1, 2019, Alliance completed the acquisition of the Company in a stock for stock exchange transaction pursuant to the SEA, dated as of August 20, 2018, as amended by Amendment No. 1 thereto.

19

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the combination of Alliance MMA Inc. (“Alliance”) and SCWorx Corp. (“SCWorx”), through Alliance’s acquisition of all of the issued and outstanding capital stock of SCWorx. The transaction is accounted for under the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation. Based on the terms of the Share Exchange Agreement, and its Amendment No. 1, the former SCWorx shareholders had voting control of the combined company as of the closing of the SCWorx acquisition. SCWorx is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with GAAP. Under the acquisition method of accounting, management of Alliance and SCWorx calculated a purchase price allocation, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The assets acquired and liabilities assumed in connection with the acquisition are at their estimated acquisition date fair values.

The unaudited pro forma condensed combined financial statements presented below are based upon the historical consolidated financial statements of Alliance and SCWorx, adjusted to give effect to the acquisition of Alliance by SCWorx for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives effect to the acquisition as if it occurred on December 31, 2018 and combines the historical balance sheets of Alliance and SCWorx at December 31, 2018. The SCWorx balance sheet information was derived from its audited December 31, 2018 consolidated balance sheet included herein. The Alliance balance sheet information was derived from its audited December 31, 2018 consolidated balance sheet as filed in its Form 10-K filed with the SEC on April 1, 2019 and incorporated by reference herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is presented as if the acquisition was consummated on January 1, 2018, combines the historical results of Alliance and SCWorx for the year ended December 31, 2018 and reflects only ongoing continuing operations. The historical results of SCWorx were derived from its audited year ended December 31, 2018 consolidated statement of operations included herein. The historical results of Alliance were derived from its audited consolidated statement of operations as filed in its Form 10-K filed with the SEC on April 1, 2019 and incorporated by reference herein.

These unaudited pro forma condensed combined financial statements have been prepared based on fair values. Accordingly, the pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial data.

20

INDEX TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Proforma Condensed Combined Balance Sheet as of December 31, 2018	22

Proforma Condensed Combined Statement of Operations for the year ended December 31, 2018	23

Notes to Proforma Condensed Combined Financial Statements	24

21

SCWorx Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2018

			Pro Forma
			Acquisition		Pro Forma
	Alliance MMA, Inc	SCWorx Corp.	Adjustments		Combined
ASSETS
Current Assets:
Cash	$30,011	$76,459	$5,401,000	a	$5,507,470
Restricted Cash	5,401,000	-	(5,401,000)	a	-
Accounts Receivable, net	32,181	520,692	-		552,873
Prepaid and Other Assets	200,000	-	-		200,000
Interest Receivable	-	121,350	(121,350)	b	-
Convertible Notes Receivable, at fair value	-	837,317	(837,317)	c	-
Investment in Warrants, at fair value	-	67,000	(67,000)	c	-
Total Current Assets	5,663,192	1,622,818	(1,025,667)		6,260,343

Intangible assets	-	-	240,000	e	240,000
Goodwill	-	-	8,466,282	e	8,466,282
Due from Shareholder/Member	-	1,409,284	-		1,409,284
Total Assets	$5,663,192	$3,032,102	$7,680,615		$16,375,909

LIABILITIES AND MEMBERS'/STOCKHOLDERS' (DEFICIT)
Current Liabilities:
Accounts Payable and Accrued Liabilities	$1,064,728	$855,759	$(121,350)	b	$1,799,137
Deferred Revenue	-	816,714	-		816,714
Preferred Stock Deposit	5,501,000	-	(5,501,000)	d	-
Notes Payable - Related Party	300,000	-	-		300,000
Note Payable	200,000	-	-		200,000
Convertible Notes Payable	1,035,000	-	(1,035,000)	c	-
CNP- Discount'	(106,700)	-	106,700	c	-
Derivative Liability	13,800	-	(13,800)	c	-
Warrants Liability	88,000	-	(88,000)	c	-
Discontinued Operations	475,054	-	(475,054)	g	-
Total Current Liabilities	8,570,882	1,672,473	(7,127,504)		3,115,851

Due to Shareholder/Member	-	1,591,491	-		1,591,491
Total Liabilities	$8,570,882	$3,263,964	$(7,127,504)		$4,707,342

Stockholders' Deficit
Preferred Stock	-	-	3,703,763	d,e	3,703,763
Common Stock	921	142	5,483	e	6,546
Additional Paid-In Capital	28,408,048	1,249,969	(16,554,631)	d,e,f,g	13,103,386
Accumulated Deficit	(31,316,659)	(1,481,973)	27,653,504	c,f,g	(5,145,128)
Total Stockholders' (Deficit) Equity	(2,907,690)	(231,862)	14,808,119		11,668,567

Total Liabilities and Member's/Stockholders' (Deficit) Equity	$5,663,192	$3,032,102	$7,539,615		$16,375,909

22

SCWorx Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2018

			Pro Forma
			Acquisition		Pro Forma
	Alliance MMA, Inc	SCWorx Corp.	Adjustments		Combined
OPERATING REVENUES
Revenue	$150,089	$3,421,937	$-		$3,572,026
Cost of Revenue	-	(2,914,321)	-		(2,914,321)
Gross Margin	150,089	507,616	-		657,705

OPERATING EXPENSES
General and Administrative	2,201,412	658,795	-		2,860,207
Impairment - Intangible Assets	231,037	-	-		231,037
Professional and Consulting Fees	1,300,939	-	-		1,300,939
Total Operating Expenses	3,733,388	658,795	-		4,392,183

Loss from Operations	(3,583,299)	(151,179)	-		(3,734,478)

OTHER INCOME (EXPENSE)
Interest Expense	(258,800)	(220,091)	121,350	b	(357,541)
Interest Income	-	169,611	(121,350)	b	48,261
Loss on fair value of Convertible Notes Receivable	-	(112,944)	112,944	c	-
Loss on fair value of Convertible Notes Payable	-	-	-		-
Loss on fair value of Warrant Asset	-	(66,000)	66,000	c	-
Gain on fair value of Warrant Liability	59,000	-	(59,000)	c	-
Loss on fair value of Derivative Liability	(4,400)	-	4,400	c	-
Net Loss from Discontinued Operations, net of tax	(10,804,747)	-	10,804,747	g	-
Other expense, net	(11,008,947)	(229,424)	10,929,091		(309,280)

Net Loss	(14,592,246)	(380,603)	10,929,091		(4,043,758)

Non-cash Dividend	(200,000)	-	-		(200,000)
Net Loss attributable to common shareholders	$(14,792,246)	$(380,603)	$10,929,091		$(4,243,758)

Net loss per common share - Basic and diluted	$(18.18)				$(0.65)

Weighted average shares outstanding used to compute basic and diluted net loss per post-split share	813,705				6,546,220

23

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On February 1, 2019, Alliance MMA, Inc. (“Alliance”) completed the acquisition of SCWorx Corp. (“SCWorx”) in a stock for stock exchange transaction pursuant to a Securities Exchange Agreement (“SEA”), dated as of August 20, 2018, as amended by Amendment No. 1 thereto. Pursuant to the SEA, Alliance acquired from the existing stockholders of SCWorx all the issued and outstanding shares of common stock of SCWorx. In connection with the acquisition, Alliance effected a one-for-nineteen reverse stock split of its common stock and changed its name to SCWorx Corp.

In connection with the acquisition, Alliance:

(i)       became obligated to issue that number of Series A Preferred Stock Units equal in face value to the total amount of indebtedness owed the shareholder (approximately $2.1 million, in satisfaction thereof, comprised of 10,500,000 shares of Series A Preferred Stock ($10.00 face value per share, convertible into common stock at $0.20 price per share of ($3.80 post-split adjusted) (subject to adjustment), and warrants to purchase 5,250,000 shares of common stock (276,316 post-split adjusted) at $0.30 exercise price per share ($5.70 post-split adjusted), in satisfaction of the total amount of indebtedness owed the shareholder (approximately $2.1 Million); and

(ii)      issued 100,000,000 shares of Alliance’s common stock (5,263,158 post-split adjusted), each of which had a value of approximately $0.23 per share ($4.40 post-split adjusted), based on the last public sale price of Alliance common stock on the closing date.

After giving effect to Alliance common stock issued in connection with the acquisition (but before exercise of outstanding rights to acquire common stock), Alliance had approximately 6,546,220 shares of common stock outstanding on a post-split adjusted basis.

Upon completion of the acquisition, SCWorx’s founder and majority shareholder beneficially owned approximately 1,032,603 post-split adjusted shares of Alliance’s common stock (15.8% of the issued and outstanding shares, not including shares which were issuable to the majority shareholder under the SEA, the right to which was transferred by him and over which he has neither voting nor investment control). This shareholder was the majority shareholder of SCWorx immediately prior to the acquisition.

2.	Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain capital transactions of SCWorx occurring as a direct result of the purchase transaction, the acquisition of Alliance by SCWorx for accounting purposes and adjustments transactions costs, and certain assets, liabilities and operations not assumed in connection with transaction.

The pro forma adjustments are as follows:

(a) To reflect the reclass of restricted cash, due to the release of the restriction which occurred upon the closing of the acquisition.

(b) To reflect the elimination of intercompany balances consisting of interest receivable, interest income, interest payable and interest expense, between Alliance and SCWorx.

(c) To reflect the elimination of intercompany balances consisting of convertible notes receivable and convertible notes payable, along with related warrants and derivative balances, and the changes in fair value thereon, between Alliance and SCWorx.

(d) To reflect the reclass of preferred stock deposit liability to additional paid-in capital, as a result of the preferred shares change in classification upon on the closing of the acquisition.

(e) To reflect the recognition of acquired assets (intangible assets and goodwill) associated with the total purchase price.

(f) To reflect the reclassification of Alliance’s accumulated deficit to additional paid-in capital.

(g) To reflect the elimination of discontinued operations liabilities and net loss from discontinued operations.

24

Acquisition of the Company and Related Transactions

In June 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with Alliance, as amended December 18, 2018, under which the Company agreed to purchase up to $1.25 million of convertible notes and warrants to purchase up to 1,128,356 [59,387 shares reflective of one for nineteen stock split] shares of Alliance common stock. The initial $750,000 tranche of the notes was convertible into shares of Alliance common stock at an initial conversion price of $0.3725 [$7.0775 post-split] and the related 503,356 [26,492 post-split] warrants have an exercise price of $0.3725 [$7.0775 post-split]. The conversion price on the $750,000 convertible note was reduced to $0.215 [$4.085 post-split] per share in January 2019. The remaining $500,000 tranche of the notes is convertible into shares of Alliance common stock at a conversion price of $0.20 [$3.80 post-split] and the related 625,000 [32,895 post-split] warrants have an exercise price of $0.30 [$5.70 post-split]. The notes bears interest at 10% annually and have a one year term. All of these notes (an aggregate of $1.25 million in principal amount) converted automatically into Alliance common stock upon the closing of the Company’s acquisition on February 1, 2019 and were distributed to certain of the Company’s common shareholders.

On August 20, 2018, the Company entered into a SEA with Alliance, as amended December 18, 2018. Under the SEA, the Company’s shareholders agreed to sell all of the issued and outstanding common stock of the Company, in exchange for which Alliance agreed to issue at the closing (i) 100,000,000 shares of Alliance common stock to the Company’s stockholders and (ii) that number of shares of Series A Preferred Stock having a face value equal to the amount of all indebtedness owing as of the Closing Date (including accrued but unpaid interest) (approximately $2.1 million) plus warrants to common shares of the Company equal to 25x the number of preferred shares issued (collectively “Series A Preferred Units”) to a shareholder of the Company in satisfaction of such indebtedness . The Series A Preferred Units are comprised of approximately 210,000 shares of Alliance Series A preferred stock of which 190,000 have been issued and 20,000 remain issuable, and warrants to purchase 5,250,000 [276,316 post-split] shares of common stock. The aggregate 210,000 Series A preferred stock are convertible into 10,500,000 [552,632 post-split] shares of Alliance common stock at a conversion price of $0.20 per share, subject to adjustment, and, the warrant have an exercise price of $0.30 per share, subject to adjustment. Upon consummation of the transaction on February 1, 2019, the Company became wholly owned by Alliance.

On February 1, 2019, Alliance completed the acquisition of SCWorx, changed its name to SCWorx Corp., changed its ticker symbol to “WORX”, and effected a one-for-nineteen reverse stock split of its common stock which combined the 100,000,000 Alliance shares of common stock issued to the Company’s shareholders into 5,263,158 shares of common stock of the newly combined company.

3. Preliminary Purchase Accounting

On February 1, 2019, the Company exchanged all of its outstanding shares in exchange for 5,263,158 shares of Alliance. Due to the Company acquiring a controlling interest in Alliance after acquisition, the transaction was treated as a reverse merger for accounting purposes, with SCWorx being the reporting company on a prospective basis.  In accordance with  purchase accounting rules under ASC  805  guidance, the consideration was preliminarily valued at $11,865,306.

The acquisition was accounted for under the acquisition method of accounting. The assets acquired, liabilities assumed and preliminary purchase allocation, which is based on estimates and valuations of management, is as follows:

	Estimated Useful Life (years)	Estimated Fair Value

Cash		$5,441,437
Goodwill		8,466,282
Identifiable intangible assets:
Ticketing software	5	64,000
Promoter relationships	7	176,000
Total identifiable intangible assets		240,000
Accounts payable		(1,901,624)
Current liabilities - discontinued operations		(380,789)
Aggregate purchase price		$11,865,306

25